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                                                                   EXHIBIT 10.11

                           ICX ELECTRONICS.COM, INC.
                       RESTRICTED STOCK PURCHASE AGREEMENT
                                      UNDER
                            1999 STOCK INCENTIVE PLAN

       THIS RESTRICTED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of November 17, 2000 by and between George Bragg (hereinafter referred to as "Purchaser"), and ICX Electronics.com, a California corporation (hereinafter referred to as the "Company"), pursuant to the Company's 1999 Stock Incentive Plan (the "Plan"). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.

                                    RECITALS:

              A. Purchaser is an employee, director, consultant or other person who provides services to the Company or a parent or subsidiary of the Company, as those terms are defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (a "Service Provider"), and in connection therewith has rendered services for and on behalf of the Company.

              B. The Company desires to issue shares of common stock to Purchaser for the consideration set forth herein to provide an incentive for Purchaser to remain a Service Provider of the Company and to exert added effort towards its growth and success.

       NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

       1. ISSUANCE OF SHARES. The Company hereby offers to issue to Purchaser an aggregate of Thirty-Five Thousand (35,000) shares of Common Stock of the Company (the "Shares") on the terms and conditions herein set forth. Unless this offer is earlier revoked in writing by the Company, Purchaser shall have ten (10) days from the date of the delivery of this Agreement to Purchaser to accept the offer of the Company by executing and delivering to the Company two copies of this Agreement, without condition or reservation of any kind whatsoever, together with the consideration to be delivered by Purchaser pursuant to Section 2 below.

       2. CONSIDERATION. The purchase price for the Shares shall be $1.50 per share, or $52,500 in the aggregate, which shall be paid by the delivery of Purchaser's check payable to the Company.

       3. REPURCHASE OF SHARES.

              (a) REPURCHASE RIGHT. The Company shall have the right (but not the obligation) to repurchase (the "Repurchase Right") at any time all or any part of the Shares until the earlier to occur of (i) six months following a Public Offering, or (ii) June 30, 2002. Upon exercise of the Repurchase Right, the Purchaser shall be obligated to sell his or her Shares to the Company, as provided in this Section 3. In the event the Company does not exercise the Repurchase Right with respect to all of the Shares, the Company shall nevertheless continue to have the Right of First Refusal with respect to any remaining Shares, during the period and as set forth in Section 4 below. As used herein, "Public Offering" means the closing of the sale of Common Stock of the Company pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), for an underwritten public offering (other than a registration on Form S-4 or any successor form or a


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registration relating solely to employee benefit plans) an initial public offering of Common Shares of the Company.

              (b) CONSIDERATION FOR REPURCHASE RIGHT. The repurchase price of the Shares (the "Repurchase Price") shall be determined as follows:

                     (i) $2.00 per share if the Repurchase Right is exercised during the period commencing on the date of this Agreement and ending on and including March 31, 2001;

                     (ii) $2.50 per share if the Repurchase Right is exercised during the period commencing on April 1, 2001 and ending on and including June 30, 2001;

                     (iii) $3.00 per share if the Repurchase Right is exercised during the period commencing on July 1, 2001 and ending on and including September 30, 2001;

                     (iv) $3.50 per share if the Repurchase Right is exercised during the period commencing on October 1, 2001 and ending on and including December 31, 2001;

                     (v) $4.00 per share if the Repurchase Right is exercised during the period commencing on January 1, 2002 and ending on and including March 31, 2002;

                     (vi) $4.50 per share if the Repurchase Right is exercised during the period commencing on April 1, 2002 and ending on and including June 30, 2002.

              (c) PROCEDURE FOR EXERCISE OF REPURCHASE RIGHT. The Company may exercise the Repurchase Right by giving Purchaser and/or any other person obligated to sell written notice of the number of Shares which the Company desires to purchase. The Repurchase Price for the Shares (as determined pursuant to Section 3(b)) shall be payable, at the option of the Company, by cashier's check, wire transfer or by cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company, or by any combination thereof.

              (d) NOTIFICATION AND SETTLEMENT. In the event that the Company has elected to exercise the Repurchase Right as to part or all of the Shares within the period described above, Purchaser or such other person shall deliver to the Company certificate(s) representing the Shares to be acquired by the Company within thirty (30) days following the date of the notice from the Company. The Company shall deliver to Purchaser against delivery of the Shares, cashier's checks or wire transfer of the Company payable to Purchaser and/or any other person obligated to transfer the Shares in the aggregate amount of the purchase price to be paid as set forth in paragraph 3(b) above.

              (e) The Company may assign its Repurchase Right under this Section 3 without the consent of the Purchaser.

       4. PROHIBITION ON TRANSFER. In consideration of the sale of stock hereunder, notwithstanding anything to the contrary herein, Purchaser hereby agrees to not sell, transfer, convey, hypothecate or otherwise dispose of the Shares prior to a Public Offering, except that Purchaser may transfer all or any portion of the Shares to a trust established for the sole benefit of the Purchaser and/or his spouse or children, provided that the Shares so transferred shall remain subject to the terms and conditions of this Agreement.

          (a) Until such time as the Company's repurchase rights and this prohibition on transfer lapse and cease to have effect pursuant to the provisions of this Agreement, the stock certificates for the Shares purchased pursuant to this Agreement shall be endorsed with the following legend:

              THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR ENCUMBERED, EXCEPT IN CONFORMITY WITH THE TERMS OF A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR HIS PREDECESSOR IN INTEREST). SUCH AGREEMENT GRANTS CERTAIN RIGHTS OF FIRST REFUSAL AND REPURCHASE RIGHT TO THE COMPANY (OR ITS NOMINEE(S)) UPON THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR ENCUMBRANCE OF THE SHARES. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

       5. ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding Shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a


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recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then Purchaser shall be entitled to new or additional or different shares of stock or securities, in order to preserve, as nearly as practical, but not to increase, the benefits of Purchaser under this Agreement, in accordance with the provisions of Section 4.2 of the Plan. Such new, additional or different shares shall be deemed "Shares" for purposes of this Agreement and subject to all of the terms and conditions hereof.

       6. SHARES FREE AND CLEAR. All Shares purchased by the Company pursuant to this Agreement shall be delivered by Purchaser free and clear of all claims, liens and encumbrances of every nature (except the provisions of this Agreement and any conditions concerning the Shares relating to compliance with applicable federal or state securities laws), and the purchaser thereof shall acquire full and complete title and right to all of the shares, free and clear of any claims, liens and encumbrances of every nature (again except for the provisions of this Agreement and such securities laws).

       7. INVESTMENT REPRESENTATIONS. The Purchaser acknowledges that he or she is aware that the Shares to be issued to him by the Company pursuant to this Agreement have not been registered under the Act. In this connection, the Purchaser warrants and represents to the Company as follows:

              (a) The Purchaser is purchasing the Shares solely for the Purchaser's own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof. The Purchaser also represents that the entire legal and beneficial interest of the Shares the Purchaser is purchasing is being purchased for, and will be held for the account of, the Purchaser only and neither in whole nor in part for any other person.

              (b) The Purchaser has heretofore discussed the Company and its plans, operations and financial condition with its officers and that the Purchaser has heretofore received all such information as the Purchaser deems necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Shares of the Company and the Purchaser further represents and warrants that the Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

              (c) The Purchaser realizes that the purchase of the Shares is a highly speculative investment and represents that the Purchaser is able, without impairing the Purchaser's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the investment.

              (d) The Company hereby discloses to the Purchaser and the Purchaser hereby acknowledges that:

                     (i) the Shares have not been registered under the Act, and such Shares must be held indefinitely unless a transfer of them is subsequently registered under the Act or an exemption from such registration is available;

                     (ii) the share certificate representing the Shares will be stamped with the legends restricting transfer specified in this Agreement between the Company and the Purchaser; and


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                     (iii) the Company will make a notation in its records of
the aforementioned restrictions on transfer and legends.

              (e) The Purchaser understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one (1) year from the date of sale of the Shares to the Purchaser, and even then will not be available unless (i) a public trading market then exists for the Shares of the Company, (ii) adequate current public information concerning the Company is then available to the public, (iii) the Purchaser has been the beneficial owner and the Purchaser has paid the full Purchase Price for the Shares at least one (1) year prior to the sale, and (iv) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made by it only in limited amounts in accordance with such terms and conditions, as amended from time to time.

              (f) Without in any way limiting any of the other provisions of this Agreement or its representations set forth above, the Purchaser further agrees that the Purchaser shall in no event make any disposition of all or any portion of the Shares which the Purchaser is purchasing unless and until:

                     (i) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

                     (ii) (A) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Purchaser shall have furnished the Company with an opinion of counsel to the effect that such disposition will not require registration of such shares under the Act, and (C) such opinion of counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Purchaser of such concurrence.

              (g) The Purchaser is an "accredited investor" as defined under Regulation D promulgated under the Act.

       8. LIMITATION OF COMPANY'S LIABILITY FOR NONISSUANCE; UNPERMITTED TRANSFERS.

              (a) The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to Purchaser pursuant to this Agreement. The inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company's counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or approval shall not have been obtained.

              (b) The Company shall not be required to: (i) transfer on its books any Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

       9. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or three (3) days


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after being mailed, by United States certified or registered mail, prepaid, to the parties or their assignees at the addresses set forth opposite their signatures below (or such other address as shall be given in writing by either party to the other).

       10. BINDING OBLIGATIONS. All covenants and agreements herein contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their permitted successors and assigns.

       11. CAPTIONS AND SECTION HEADINGS. Captions and section headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.

       12. AMENDMENT. This Agreement may not be amended, waived, discharged, or terminated other than by written agreement of the parties.

       13. ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.

       14. ASSIGNMENT. Purchaser shall have no right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate his or her duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

       15. SEVERABILITY. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

       16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon Purchaser and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Purchaser and the Company.

       17. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of California without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance.

       18. NO AGREEMENT TO EMPLOY. Nothing in this Agreement shall affect any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Purchaser's employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment agreement to which the Company and Purchaser may be a party.

       19. MARKET STANDOFF AGREEMENT. Optionee agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Optionee will not sell or otherwise dispose of any


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Purchased Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

       20. TAX ELECTIONS. Purchaser acknowledges that Purchaser has considered the advisability of all tax elections in connection with the purchase of the Shares hereunder, including the making of an election under Section 83(b) under the Internal Revenue Code of 1986, as amended, and that the Company has no responsibility for the making of any such election.

       21. ATTORNEYS' FEES. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys' fees and costs.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

ICX ELECTRONICS.COM, INC.

By: /s/ GARY E. LOTZER
    -----------------------------------
        Gary E. Lotzer, President & CEO


PURCHASER:

/s/ GEORGE BRAGG
-----------------------------
    George Bragg


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